Exhibit 10.12

SECURED COGNOVIT PROMISSORY NOTE

$4,000,000.00	Executed on March 17, 2023 (the “Execution Date”)
Effective as of November 7, 2022 (the “Effective Date”)

FOR VALUE RECEIVED, Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOFREC”), HOF Village Newco, LLC, a Delaware limited liability company (“HOFV Newco”), and HOF Village Youth Fields, LLC, a Delaware limited liability company (“HOFV Youth Fields”; HOFREC, HOFV Newco, and HOFV Youth Fields, are referred to herein, individually or collectively as the context may require, as “Borrower”), as makers, hereby unconditionally promise to pay to Midwest Lender Fund, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), or order, the principal sum of Four Million and 00/100 Dollars ($4,000,000.00) as of the Effective Date (the “Maximum Principal Amount”), or so much thereof as may be advanced by Lender to Borrower pursuant to the terms of this Secured Cognovit Promissory Note (as amended, restated, supplemented, waived, or otherwise modified from time to time, this “Note”), in lawful money of the United States of America, with interest thereon computed in accordance with Paragraph 3(b), all to be paid in accordance with the terms of this Note.

WHEREAS, reference is hereby made to that certain Cognovit Promissory Note, dated as of April 27, 2022, in the original principal amount of $4,000,000, executed and delivered by HOF Village Center for Performance, LLC, a Delaware limited liability company (“HOFV CFP”) (as “borrower”) to Lender (as amended, restated, supplemented, waived, or otherwise modified from time to time, the “HOFV CFP Note”); and

WHEREAS, HOFREC completed a one-for-22 reverse stock split of its common stock, par value $0.0001 per share (the “HOFREC Common Stock”), that became effective at 12:01 am Eastern Time on December 27, 2022 (“Reverse Split Time”), the impact of which is not reflected in this Note because the Effective Date occurs prior to the Reverse Split Time;

NOW, THEREFORE, in consideration of the foregoing premises and the other agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals; Joint and Several Liability. The foregoing recitals are hereby incorporated into this Note as if set forth in full herein. Each of the entities that comprise Borrower shall be jointly and severally liable for all obligations of Borrower under this Note.

2. [Reserved].

3. Payment Terms; Advances; Interest; Warrant.

(a) Subject to the provisions of Paragraph 18, Borrower agrees to pay the principal sum of this Note, interest on the unpaid principal sum of this Note, and all other amounts due under this Note from time to time outstanding, in accordance with the terms of this Note.

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(b) Interest shall accrue on the outstanding balance of this Note from the Effective Date at the greater of (i) twelve-and-one-half percent (12.50%) per annum, compounded monthly, or (ii) if applicable as set forth in Paragraph 6(a), the Default Rate (as defined in Paragraph 6(f)(v)), compounded monthly (such greater rate, the “Interest Rate”). Interest on the outstanding principal balance of this Note shall accrue from the Effective Date. Interest payable pursuant to this Note (A) shall be computed on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due and (B) shall be paid and accrued/deferred as set forth in Paragraph 3(c).

(c) Subject to the provisions of Paragraph 18, of the interest payable pursuant to this Note, (i) interest at the rate of eight percent (8.00%) per annum on the outstanding principal balance shall be paid by Borrower to Lender on the first day of each month, in arrears (each such payment, a “Monthly Interest Payment”), during the Term (as defined in Paragraph 6(f)(ix)), and (ii) the remainder of the interest payable under this Note shall (to the extent not paid monthly by Borrower) be added to the outstanding principal balance of this Note and shall be accrued, deferred, and compounded monthly until the Note Maturity Date (as defined in Paragraph 3(e)). If Borrower fails to make any Monthly Interest Payment when due under this Paragraph 3(c), then, in addition to any other rights and remedies available to Lender hereunder, such unpaid Monthly Interest Payment shall be added to the outstanding principal balance of this Note.

(d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day (as defined in Paragraph 6(f)(ii)), such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the interest due hereunder.

(e) The outstanding principal balance of this Note, all accrued and unpaid interest thereon, and all other amounts due under this Note shall be due and payable on or before March 31, 2024, as may be extended pursuant to the terms of this Paragraph 3(e) (as so extended, if applicable, the “Note Maturity Date”). Borrower shall have one option (such option, the “Extension Option”) to extend the Note Maturity Date for a period of twelve months, extending the term of this Note from March 31, 2024 to March 31, 2025, upon the satisfaction of the following terms and conditions: (i) Borrower shall provide Lender with written notice of Borrower’s election to exercise the Extension Option at least sixty (60) days before the then-scheduled Note Maturity Date (the “Option Exercise Date”), (ii) Borrower shall pay to Lender an extension fee equal to one percent (1%) of the outstanding principal balance of this Note as of the Option Exercise Date, and (iii) no Default (as defined in Paragraph 6(f)(iv)) or Event of Default (as defined in Paragraph 6(f)(vi)) shall exist on the Option Exercise Date or on the then-scheduled Note Maturity Date.

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(f) All payments under this Note shall be made to Lender at the following address, or at such other place as Lender may from time to time designate in writing: 11111 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

(g) Principal and interest shall be paid without deduction or offset in lawful money of the United States. Subject to the provisions of Paragraph 17(j), Borrower shall have the right to prepay all or any portion of the principal amount of this Note at any time before the Note Maturity Date without penalty or premium for prepayment. Payments shall be applied first to interest, Late Charges (as defined in Paragraph 6(c)), and other costs due to Lender hereunder, and the balance to principal.

(h) In addition to the other payments required hereunder, subject to obtaining any required approvals from HOFREC’s stockholders, HOFREC shall execute and deliver to Lender the A&R Warrant (as defined below). The A&R Warrant shall be executed and delivered, in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of the A&R Warrant, Lender shall deliver to HOFREC a fully completed copy of the Accredited Investor Questionnaire in the form attached hereto as Exhibit B (the “Questionnaire”). For purposes hereof, “A&R Warrant” means an Amended and Restated Warrant to purchase 500,000 shares (before giving effect to the reverse stock split described in the recitals of this Note) of HOFREC Common Stock at an exercise price of $0.58 per share (before giving effect to the reverse stock split described in the recitals of this Note). Subject to obtaining any required approvals from HOFREC’s stockholders, the A&R Warrant (A) shall amend, restate, and supersede, in its entirety, as of the Effective Date, that certain Series G Common Stock Purchase Warrant (Series G No. W-2) executed and delivered by HOFREC to Lender on or about June 8, 2022, (B) shall be exercisable, at Lender’s option, at any time from the date on which such stockholder approval is obtained through and including March 1, 2029, and (C) shall be in the form of Exhibit A attached hereto.

(i) In connection with the execution and delivery of the A&R Warrant (if and when executed and delivered to Lender pursuant to Paragraph 3(h)), Lender makes the following representations and warranties to HOFREC:

(i) Economic Loss and Sophistication. Lender is able to bear the economic risk of losing its entire investment in the A&R Warrant. In making this statement, consideration has been given to whether Lender can afford to hold the investment for an indefinite period of time and whether Lender can afford a complete loss of its investment. Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

(ii) Accredited Investor Determination. Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, as certified in the Questionnaire.

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(iii) Access. Lender acknowledges that (i) HOFREC has made all documents available to it including, but not limited to, this Note and any and all additional agreements, documents, records and books that Lender (or its representatives) has requested relating to an investment in the A&R Warrant, (ii) Lender has had an opportunity to ask questions of, and receive answers from, HOFREC or a person acting on behalf of HOFREC concerning the terms and conditions of an investment in the A&R Warrant, and (iii) all questions asked by Lender have been adequately answered to its satisfaction. Lender represents that it has had access to all information that it deems material to an investment decision with respect to an investment in the A&R Warrant.

(iv) Reliance. Lender has relied solely on independent investigations conducted by Lender or its advisors in making a decision to subscribe for the A&R Warrant and acknowledges that no representations or agreements have been made to Lender other than those specifically set forth in this Note. Lender is not relying on any oral representation of any officer or manager of HOFREC or any person purported to be acting on behalf of HOFREC. Lender is not relying on HOFREC with respect to the tax and other economic considerations of an investment and have consulted Lender’s own attorneys, accountants or investment advisors with respect to an investment in the A&R Warrant.

(v) Speculative Investment. Lender is aware that (i) an investment in the A&R Warrant involves numerous risks, which Lender has carefully considered, (ii) no federal or state agency has passed upon the merits of the sale of the A&R Warrant of any of the information provided in connection with the offering, and (iii) the A&R Warrant is a speculative investment involving a significant degree of risk for which there is no guarantee that Lender will realize any gain from any investment. Lender acknowledges and agrees that Lender is able to hold the A&R Warrant indefinitely and to afford a complete loss of Lender’s investment in the A&R Warrant.

(vi) Exempt Transaction. Lender understands that the A&R Warrant is being issued in reliance upon an exemption from federal securities registration.

(vii) No Registration of Interests; Book-Entry Form. Lender acknowledges and agrees that, based in part upon Lender’s representations contained herein and in reliance upon applicable exemptions, no interest in the A&R Warrant has been registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. Lender agrees not to offer, sell, pledge or otherwise dispose of all or any portion of the A&R Warrant without registration or qualification except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities laws, unless (i) in the opinion of counsel for, or counsel satisfactory to, HOFREC, registration or qualification under the Securities Act and any applicable state securities laws is not required and (ii) if required, Lender has received any necessary regulatory approvals. Lender understands that the A&R Warrant will be subject to a legend this effect and that, as applicable, stop transfer instructions will be issued by HOFREC to its transfer agent. Lender understands that the A&R Warrant will be issued in book-entry, meaning uncertificated form.

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(viii) Investment Intent. Lender is acquiring the A&R Warrant for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities laws, and Lender has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization. The A&R Warrant is not being acquired, directly or indirectly, as nominee, trustee or representative of or for any other person or persons.

(ix) Power and Authority. Lender is authorized to enter into this Note, the Questionnaire, and such other agreements, certificates, instruments or other documents as are executed by or on Lender’s behalf in connection with Lender’s obligations under this Note or in connection with this subscription (collectively, the “Note Documents”), to perform Subscriber’s obligations under the Note Documents, and to consummate the transactions that are the subjects of the Note Documents.

(x) Compliance with Laws and Other Instruments. The execution and delivery of the Note Documents by, or on behalf of, Lender and the consummation of the transactions contemplated by the Note Documents do not and will not conflict with or result in any violation of or default under any provision of any charter, bylaws, trust agreement or other organizational document, as the case may be, of Lender, or any agreement, certificate or other instrument to which Lender is a party or by which Lender or any of Lender’s properties is bound, or any permit, franchise, judgment, decree, statute, rule, regulation or other law applicable to Lender or the business or properties of Lender.

(xi) Reliance on Representations. Lender acknowledges that HOFREC has relied and will rely upon Lender’s representations, warranties and agreements in this Note and that all such representations and agreements shall survive the issuance and delivery of the A&R Warrant hereunder and shall remain in effect thereafter.

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4. Cross-Collateralization. The obligations under this Note shall be cross-collateralized with all obligations under the Other Secured Instruments (as defined in this Paragraph 4). All real and/or personal property collateral securing the Other Secured Instruments shall also secure the obligations of Borrower under this Note. All real and/or personal property collateral securing this Note shall also secure the obligations of Borrower under the Other Secured Instruments. For purposes hereof, the “Other Secured Instruments” shall consist of the following:

(a) That certain Term Loan Agreement (as amended, restated, supplemented, waived, or otherwise modified from time to time, including by an amendment dated effective as of the Effective Date, the “Term Loan Agreement”), dated as of December 1, 2020, among the entities identified therein as co-borrowers, and Aquarian Credit Funding LLC, as lead arranger, administrative agent, collateral agent and representative of the lenders party thereto, as assigned to CH Capital Lending, LLC, a Delaware limited liability company (in its capacity as Administrative Agent and in its capacity as Lender), on March 1, 2022, and all agreements, instruments, and promissory notes executed in connection with the Term Loan Agreement, including that certain Second Amended and Restated Secured Cognovit Promissory Note, dated effective as of the Effective Date, in the original principal amount of $8,786,700.61;

(b) That certain Joinder and First Amended and Restated Secured Cognovit Promissory Note, dated effective as of the Effective Date, in the original principal amount of $10,504,940.89, from Borrower to CH Capital Lending, LLC, a Delaware limited liability company;

(c) That certain Joinder and Second Amended and Restated Secured Cognovit Promissory Note, dated effective as of the Effective Date, in the original principal amount of $4,273,543.46, from Borrower to IRG, LLC, a Nevada limited liability company;

(d) That certain Joinder and Second Amended and Restated Secured Cognovit Promissory Note, dated effective as of the Effective Date, in the original principal amount of $4,273,543.46, from Borrower to JKP Financial, LLC, a Delaware limited liability company; and

(e) That certain Secured Cognovit Promissory Note, dated effective as of the Effective Date, in the original principal amount of $9,097,203.95, from Borrower to JKP Financial, LLC, a Delaware limited liability company.

In addition to the foregoing, Borrower hereby agrees to pay to Lender and to the holders of the Other Secured Instruments (to be allocated among Lender and the holders of the Other Secured Instruments in such manner as they shall determine) twenty-five percent (25%) of all contractual dispute cash settlements received by Borrower (net of any collection-related expenses incurred by Borrower) with respect to existing contractual disputes in settlement discussions/arbitration. Any such payments shall be credited first against accrued interest and other charges, and then against principal, under this Note and the Other Secured Instruments.

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The cross-collateralization of the obligations under this Note and under the Other Secured Instruments, to the extent described in this Paragraph 4, shall be reflected in this Note, the Other Secured Instruments, and/or appropriate instruments that (A) amend, supplement, and/or assign this Note and/or the Other Secured Instruments, or (B) provide collateral for the payment of the obligations arising under this Note and/or under the Other Secured Instruments. The parties acknowledge that the Term Loan Agreement (and the agreements executed in connection therewith) includes a pledge of (x) 100% of HOFREC’s interest in Newco, and (y) 100% of Newco’s interest in HOFV Youth Fields (collectively, the “Pledges”), and that through the cross-collateralization described in this Paragraph 4, the Pledges also secure the obligations under this Note and under the Other Secured Instruments.

5. Expenses; Indemnification.

(a) Borrower agrees to pay promptly: (i) all the actual and reasonable documented costs and expenses of Lender, including attorneys’ fees, in connection with the negotiation, preparation, and execution of this Note and the transactions contemplated hereby, (ii) all fees, costs, and expenses incurred by Lender (including during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding) to maintain, protect, or preserve Lender’s rights under this Note or with respect to any collateral that secures this Note, (iii) all the actual and reasonable costs and expenses of creating and perfecting liens on any collateral that secures this Note in favor of Lender, including filing and recording fees, expenses, and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses, and disbursements of counsel to Lender, (iv) all the actual and reasonable costs and fees, expenses, and disbursements of any auditors, accountants, consultants, or appraisers engaged by Lender in connection with the transactions contemplated by this Note, (v) all the actual and reasonable costs and expenses (including the reasonable fees, expenses, and disbursements of any appraisers, consultants, advisors, and agents employed or retained by Lender) in connection with the custody or preservation of any of collateral that secures this Note, and (vi) after the occurrence of a Default or an Event of Default, all documented costs and expenses, including attorneys’ fees and costs of settlement, incurred by Lender in enforcing any obligations under this Note or under any other agreement executed in connection with or securing this Note, or in collecting any payments due from Borrower under this Note or under any other agreement executed in connection with or securing this Note by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of collateral securing this Note) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

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(b) Borrower agrees to indemnify Lender and each of Lender’s members, managers, officers, employees, agents, and representatives, and their respective successors and assigns (each of the foregoing Persons (as defined in Paragraph 6(f)(viii)), an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related costs and expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Note or any other agreement executed in connection with or securing this Note, the performance by the parties thereto of their respective obligations thereunder, or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of this Note, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials (as defined in the Term Loan Agreement) on any property owned or operated by Borrower (or by and direct or indirect subsidiary of Borrower), or any Environmental Liability (as defined in the Term Loan Agreement) related in any way to Borrower (or related in any way to any direct or indirect subsidiary of Borrower); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs and expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee (and, upon any such determination, any indemnification payments with respect to such losses, claims, damages, liabilities or related costs and expenses previously received by such Indemnitee shall be subject to reimbursement by such Indemnitee). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Paragraph 5(b) may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by Indemnitees or any of them.

(c) To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note or any other agreement executed in connection with or securing this Note or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of the proceeds of this Note.

(d) Any amounts payable to Lender and/or to any other Indemnitee under this Paragraph 5 shall accrue interest at the Interest Rate, calculated from the date such amounts are paid, disbursed, or incurred (as applicable) by Lender and/or by such Indemnitee (as applicable), until repaid in full.

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6. Default and Acceleration.

(a) Upon the occurrence and during the continuance of any Event of Default, and at any time and from time to time thereafter, in addition to any other rights or remedies available to Lender under this Note, at law, or in equity:

(i) Borrower shall pay interest on the outstanding principal and interest at an interest rate equal to the Default Rate.

(ii) Lender may, at its option, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and/or in and to any collateral that secures this Note; including, without limitation, declaring Borrower’s obligations under this Note to be immediately due and payable (including any accrued and unpaid interest and any other amounts owing by Borrower under this Note).

(b) Upon the occurrence of any Insolvency Event (as defined in Paragraph 6(f)(vii)), all of Borrower’s obligations under this Note (including any accrued and unpaid interest and any other amounts owing by Borrower under this Note) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, notwithstanding anything to the contrary contained herein.

(c) If any payment owing from Borrower to Lender under this Note is not received by Lender within five (5) days following its due date, Borrower shall pay to Lender an additional sum equal to four percent (4%) of the overdue amount as a late charge (the “Late Charge”). The Late Charge shall be paid to Lender within five (5) days after the date incurred, and any failure to pay the Late Charge within thirty (30) days after the date incurred shall be an Event of Default hereunder.

(d) Borrower recognizes that any failure by Borrower to timely make the payments provided for herein, or any other Event of Default hereunder, will cause Lender to incur costs not contemplated by this Note (including, without limitation, processing and accounting charges, loss of use of funds, and frustration to Lender in meeting its other financial commitments), and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower hereby agrees that, if any such event should occur, the Default Rate (if applicable) and the Late Charge (if applicable), represent a fair and reasonable estimate of the damages and costs to Lender, considering all the circumstances existing on the date of this Note. The parties further agree that proof of actual damages would be costly or inconvenient. Acceptance of the Late Charge (if applicable) will not be deemed a waiver of any Default or Event of Default (unless such Default or Event of Default is cured in accordance with the provisions of this Note), and shall not prevent Lender from exercising any other rights and remedies available to Lender.

(e) No failure or delay on the part of Lender in exercising any right or remedy under this Note or under any other agreement executed in connection with or securing this Note shall operate as a waiver of any such right or remedy. No right, power, or remedy given to Lender by the terms of this Note or by the terms of any other agreement executed in connection with or securing this Note is intended to be exclusive of any other right, power, or remedy, and each and every such right, power, or remedy shall be cumulative and in addition to every other right, power, or remedy given to Lender by the terms of any instrument or by any statute or otherwise against Borrower or any other Person. No single or partial exercise by Lender of any power hereunder, or under any other document executed in connection with or securing this Note, shall preclude other or further exercise thereof or the exercising of any other power.

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(f) For purposes of this Note:

(i) “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

(ii) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority, so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in Los Angeles, California are generally are open for use by customers on such day.

(iii) “Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, compromise, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

(iv) “Default” means any event or condition that, upon notice, lapse of time, or both, would constitute an Event of Default.

(v) “Default Rate” means the lesser of (A) sixteen percent (16%) per annum and (B) the Maximum Legal Rate (as defined in Paragraph 8(a)).

(vi) “Event of Default” means (A) Borrower’s failure to pay, on or before the due date thereof (subject to Paragraph 6(c) with respect to Late Charges only and subject to Paragraph 6(d)), any amount owing to Lender under this Note, any amount owing under the Other Secured Instruments, or any amount owing under any other agreement executed in connection with this Note or the Other Secured Instruments, or (B) Borrower’s failure, within five (5) days after written notice to Borrower, to comply with any non-monetary covenant contained in this Note, in the Other Secured Instruments, or in any other agreement executed in connection with or securing this Note or the Other Secured Instruments.

(vii) “Insolvency Event” means a proceeding under any Debtor Relief Law with respect to Borrower or any direct or indirect subsidiary of Borrower.

(viii) “Person” means any individual, partnership, limited liability company, corporation, joint venture, association, trust, or other entity

(ix) “Term” means the period commencing on the date hereof and ending on the Note Maturity Date.

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7. Covenant Against Other Security Interests. Borrower hereby covenants and agrees that, except for (a) Security Interests (defined below) existing as of the Execution Date and (b) the Security Interests contemplated by this Note and the Other Secured Instruments, neither Borrower nor any of Borrower’s subsidiaries or affiliates (excluding GM Mountaineer, LLC) shall grant, or consent to, any Security Interest in any of their respective assets, properties, membership interests, or intellectual property rights without the prior written consent of Lender (which consent will not be unreasonably withheld by Lender). For purposes hereof, “Security Interest” means any assignment, pledge, mortgage, encumbrance, or hypothecation of any such assets, properties, membership interests, or intellectual property rights. Notwithstanding the foregoing or anything to the contrary contained in this Note, any indebtedness permitted under Section 6.01 of the Term Loan Agreement and any liens permitted under Section 6.02 of the Term Loan Agreement shall be permitted under this Note.

8. Savings Clause. Notwithstanding anything to the contrary contained herein:

(a) All agreements and communications between Borrower and Lender are hereby, and shall, automatically be limited so that, after taking into account all amounts deemed to constitute interest, the interest contracted for, charged, or received by Lender shall never exceed the maximum non-usurious interest rate (if any), that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note, under the laws of any state whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of this Note (the “Maximum Legal Rate”).

(b) In calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated, and spread over the full amount and term of all principal indebtedness of Borrower to Lender.

(c) If, through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward the payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

9. No Oral Change. This Note may not be modified, amended, waived, extended, changed, discharged, or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge, or termination is sought.

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10. Waivers. Borrower and all others who may become liable for the payment of all or any part of the obligations evidenced by this Note do hereby jointly and severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment, and all other notices of any kind, except as expressly provided herein. No release of any security for the obligations evidenced by this Note, nor any extension of time for payment of this Note or any installment hereof, and no alteration, amendment, or waiver of any provision of this Note or of any other agreement between Lender (on one hand) and any other Person (on the other hand), shall release, modify, amend, waive, extend, change, discharge, terminate, or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the obligations evidenced by this Note. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand, as provided for in this Note or in any other agreement executed in connection with or securing this Note. If Borrower is a corporation, partnership, limited liability company, or other entity (any of the foregoing, an “Entity”), the agreements contained herein shall remain in full force and be applicable, notwithstanding any changes in the shareholders, partners, members, managers, equity holders, officers and/or directors (as applicable) of such Entity, and the term “Borrower,” as used herein, shall include any alternative or successor Entity, but any predecessor Entity shall not be relieved of liability hereunder. Nothing in this Paragraph 10 shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in any Entity which may be set forth in this Note or in any other agreement executed in connection herewith.

11. Transfer; Successors and Assigns.

(a) This Note and any of Lender’s rights hereunder may be assigned by Lender, at any time, to any entity that is directly or indirectly controlling, controlled by, or under common control with Lender. Any such assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Note. Upon any such transfer of this Note by Lender, Lender may deliver its rights to all the collateral (if any) mortgaged, granted, pledged, or assigned as security for this Note (or any part thereof) to the transferee, who shall thereupon become vested with all the rights and obligations herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights and obligations hereby given to it with respect to any liabilities and the collateral not so transferred.

(b) Borrower shall not have the right to assign or transfer Borrower’s rights or obligations under this Note without Lender’s prior written consent (which consent may be granted or withheld in Lender’s sole discretion). Any attempted assignment or transfer by Borrower of Borrower’s rights or obligations under this Note without Lender’s prior written consent shall be null and void.

(c) Subject to the foregoing, this Note shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and permitted assigns.

12	Midwest Lender Fund Backup Note

12. Governing Law; Jurisdiction; Service of Process.

(a) IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. NOTWITHSTANDING THE FOREGOING, AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF ANY LIENS SECURING THE OBLIGATIONS EVIDENCED BY THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE IN WHICH THE RELEVANT PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAWS OF SUCH STATE, THE LAWS OF THE STATE OF OHIO SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF THIS NOTE AND THE OBLIGATIONS EVIDENCED BY THIS NOTE. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE.

(b) ANY LEGAL SUIT, ACTION, OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN LOS ANGELES COUNTY, CALIFORNIA (APPLYING THE LAWS OF THE STATE OF OHIO). BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION, OR PROCEEDING. BORROWER AGREES THAT SERVICE OF PROCESS UPON BORROWER AT THE ADDRESS FOR BORROWER SET FORTH IN PARAGRAPH 14, AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED IN PARAGRAPH 14, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION, OR PROCEEDING. BORROWER SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE IN THE ADDRESS FOR BORROWER SET FORTH IN PARAGRAPH 14. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION, OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THIS NOTE AND THE OBLIGATIONS EVIDENCED BY THIS NOTE IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION THAT LENDER MAY ELECT, IN ITS SOLE AND ABSOLUTE DISCRETION. BORROWER WAIVES ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION, OR PROCEEDING.

13	Midwest Lender Fund Backup Note

13. Waiver of Jury Trial. BORROWER (AND LENDER, BY ITS ACCEPTANCE HEREOF) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, THE OBLIGATIONS EVIDENCED BY THIS NOTE, OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND BY LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER OR BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

14. Notices. Any notice, demand, consent, approval, or document that Borrower or Lender is required or may desire to give or deliver to the other party shall be given in writing by (a) personal delivery; (b) certified mail, return receipt requested, postage prepaid; (c) a national overnight courier service that provides written evidence of delivery; or (d) electronic mail transmission and addressed as to such other party at its notice address set forth below:

(a)	If to Lender:

Midwest Lender Fund, LLC
11111 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
Attention: Stuart Lichter
Email: SLichter@industrialrealtygroup.com

With a copy to (which shall not constitute notice):

Fainsbert Mase Brown & Sussman, LLP
11111 Santa Monica Blvd., Suite 810
Los Angeles, CA 90025
Attention: Dean Sussman, Esq.
Email: DSussman@fms-law.com

(b)	If to Borrower:

Hall of Fame Resort & Entertainment Company
2626 Fulton Dr. NW
Canton, OH 44718
Attention: Michael Crawford
Email: Michael.Crawford@HOFVillage.com

14	Midwest Lender Fund Backup Note

and

Hall of Fame Resort & Entertainment Company
2626 Fulton Dr. NW
Canton, OH 44718
Attention: Tara Charnes
Email: tara.charnes@HOFVillage.com

With a copy to (which shall not constitute notice):

Hunton Andrews Kurth LLP
2200 Pennsylvania Ave., N.W.
Washington, DC 20037
Attention: Steve Patterson
Email: spatterson@hunton.com

Any party may change its notice address (or any portion thereof) by giving written notice thereof in accordance with this paragraph. All notices hereunder shall be deemed given: (i) if delivered personally, when delivered; (ii) if sent by certified mail, return receipt requested, postage prepaid, on the third day after deposit in the U.S. mail; (iii) if sent by overnight courier, on the first Business Day after delivery to the courier; and (iv) if sent by electronic mail, on the date of transmission if sent on a Business Day before 5:00 p.m. Eastern time, or on the next Business Day, if sent on a day other than a Business Day or if sent after 5:00 p.m. Eastern time; provided that a hard copy of any notice sent by electronic mail must also be sent by either a nationally recognized overnight courier or by U.S. mail, first class, postage prepaid.

15. Time of the Essence. Time is of the essence with respect to Borrower’s obligations under this Note.

16. Severability. In the event any term or provision of this Note is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note, which terms and provision shall remain binding and enforceable.

17. Optional Conversion. Subject to obtaining any required approvals from HOFREC’s stockholders, at any time following the date on which such stockholder approval is obtained, and from time to time prior to the Note Maturity Date, Lender shall have the right, but not the obligation, to elect to convert all or any portion of the principal amount of this Note into shares of HOFREC Common Stock on the terms and conditions in this Paragraph 17 (any such conversion, an “Optional Conversion”).

(a) Lender may elect to convert all or any portion of the principal amount of this Note into that number of shares of HOFREC Common Stock equal to the quotient of (A) the sum of (x) the principal amount of this Note being converted specified in the Conversion Notice (defined below), plus (y) all accrued and unpaid interest on such principal amount of this Note as of the applicable Conversion Election Effective Date (defined below), divided by (B) the Conversion Price (defined below) as of the applicable Conversion Election Effective Date, with fractional shares of HOFREC Common Stock rounded up or down as provided in Paragraph 17(g). “Conversion Price” means $0.58 (before giving effect to the reverse stock split described in the recitals of this Note), as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of HOFREC Common Stock.

15	Midwest Lender Fund Backup Note

(b) In order to effectuate an Optional Conversion of all or any portion of the principal amount of this Note, Lender shall submit a written notice to HOFREC, duly executed by Lender (a “Conversion Notice”), accompanied by this Note, stating that Lender irrevocably elects to convert the principal amount of this Note specified in such Conversion Notice. In the event that only a portion of this Note is being converted, Borrower shall issue a replacement Note representing the remaining principal amount of this Note that has not been converted. An election to convert all or any portion of the principal amount of this Note pursuant to an Optional Conversion shall be deemed to have been made as of the following dates (the “Conversion Election Effective Date”): (A) on the date of receipt, with respect to any Conversion Notice received by HOFREC at or prior to 5:00 p.m., New York City time, on any Business Day, and (B) on the next Business Day following such receipt, with respect to any Conversion Notice received by HOFREC on a non-Business Day or after 5:00 p.m., New York City time, on any Business Day. The conversion of the principal amount of this Note with respect to which an Optional Conversion election is made, and the issuance of all shares of HOFREC Common Stock to be issued pursuant to such conversion, shall become effective as of the applicable Conversion Election Effective Date. Within three (3) Business Days after the applicable Conversion Election Effective Date, HOFREC shall deliver to Lender (or, if applicable, in the name of Lender’s designee as stated in the Conversion Notice), by book-entry delivery, a number of shares of HOFREC Common Stock equal to the number of shares to which such holder is entitled pursuant to such Optional Conversion.

(c) Upon any conversion of this Note, the rights of Lender with respect to the unpaid principal amount hereunder converted into shares of HOFREC Common Stock shall cease and Lender shall be deemed to have become the owner of the shares of HOFREC Common Stock into which such principal amount of this Note shall have been converted and such converted principal amount shall be extinguished and deemed to have been forgiven or repaid and shall no longer be outstanding and no future interest shall accrue on any such amount.

(d) All shares of HOFREC Common Stock delivered upon any Optional Conversion will, upon such conversion, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights, free from all taxes, liens, security interests, charges and encumbrances (other than liens, security interests, charges or encumbrances created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).

16	Midwest Lender Fund Backup Note

(e) The issuance of shares of HOFREC Common Stock upon conversion of all or any portion of the principal amount of this Note pursuant to any Optional Conversion shall be made without payment of additional consideration by, or other charge, cost or tax to, Lender in respect thereof; provided, however, that HOFREC shall not be required to pay any tax or other governmental charge that may be payable with respect to the issuance or delivery of any shares of HOFREC Common Stock in the name of any person other than Lender, and no such delivery shall be made unless and until the person requesting such issuance has paid to HOFREC the amount of any such tax or charge, or has established to the satisfaction of HOFREC that such tax or charge has been paid or that no such tax or charge is due.

(f) HOFREC shall at all times reserve and keep available out of its authorized but unissued shares of HOFREC Common Stock, solely for the purpose of issuance upon conversion of the principal amount of this Note in accordance with this Paragraph 17, such number of shares of HOFREC Common Stock issuable upon the conversion of all outstanding principal amount of this Note pursuant to any Optional Conversion at the Conversion Price. HOFREC shall take all such actions as may be necessary to assure that all such shares of HOFREC Common Stock may be so issued without violation of any applicable law or governmental regulation applicable to HOFREC or any requirements of any securities exchange upon which shares of HOFREC Common Stock may be listed (except for official notice of issuance, which shall be immediately delivered by HOFREC upon each such issuance). HOFREC shall not take any action which would cause the number of authorized but unissued shares of HOFREC Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the principal amount of this Note.

(g) No fractional shares of HOFREC Common Stock shall be issued upon any Optional Conversion of all or any portion of the principal amount of this Note. In lieu of delivering a fractional share of HOFREC Common Stock to any holder in connection with an Optional Conversion, any fractional share of HOFREC Common Stock shall be rounded up or down to the next whole number or zero, as applicable (with one-half being closer to the next lower whole number for this purpose).

(h) The Conversion Price shall be subject to a weighted average anti-dilution adjustment from time to time as follows:

(i) If HOFREC shall at any time or from time to time during the period from the date of this Note to the Note Maturity Date, issue any additional shares of HOFREC Common Stock (or be deemed to have issued any shares of HOFREC Common Stock as provided herein), other than Excluded Securities (as defined in Paragraph 17(h)(iii)) and Excluded Transactions (as defined in Paragraph 17(h)(iv)) (such additional shares, “Additional Shares”), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of HOFREC Common Stock, the Conversion Price in effect immediately prior to such issuance shall forthwith be lowered to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C)

17	Midwest Lender Fund Backup Note

For purposes of the foregoing formula, the following definitions shall apply:

●	“CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of HOFREC Common Stock;

●	“CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of HOFREC Common Stock;

●	“A” shall mean the number of shares of HOFREC Common Stock outstanding immediately prior to such issue of Additional Shares of HOFREC Common Stock (including any shares of HOFREC Common Stock deemed to have been issued pursuant to Paragraph 17(h)(ii)(D));

●	“B” shall mean the number of shares of HOFREC Common Stock that would have been issued if such Additional Shares of HOFREC Common Stock had been issued at the price per share equal to CP1 (determined by dividing the aggregate consideration received by HOFREC in respect of such issue by CP1); and

●	“C” shall mean the number of such Additional Shares of HOFREC Common Stock issued in such transaction.

(ii) For the purposes of any adjustment of the Conversion Price pursuant to Paragraph 17(h)(i), the following provisions shall be applicable:

(A) In the case of the issuance of HOFREC Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by HOFREC for any underwriting or otherwise in connection with the issuance and sale thereof.

(B) In the case of the issuance of HOFREC Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of HOFREC, irrespective of any accounting treatment.

18	Midwest Lender Fund Backup Note

(C) In the case of the issuance of HOFREC Common Stock without consideration, the consideration shall be deemed to be $0.01 per share.

(D) In the case of the issuance of (x) options or warrants to purchase or rights to subscribe for HOFREC Common Stock, (y) debt or securities by their terms convertible into or exchangeable for HOFREC Common Stock or (z) options to purchase rights to subscribe for such convertible or exchangeable securities:

(1) the aggregate maximum number of shares of HOFREC Common Stock deliverable upon exercise of such options or warrants to purchase or rights to subscribe for HOFREC Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A), (B) and (C) above), if any, received by HOFREC upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the HOFREC Common Stock covered thereby; and

(2) the aggregate maximum number of shares of HOFREC Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable debt or securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or warrants or rights were issued and for a consideration equal to the consideration received by HOFREC for any such securities and related options or warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by HOFREC upon the conversion or exchange of such securities or the exercise of any related options or warrants or rights (the consideration in each case to be determined in the manner provided in subdivisions (A), (B) and (C) above).

(iii) For purposes of this Paragraph 17(h), the term “Excluded Securities” shall mean (i) shares of HOFREC Common Stock issued to officers, employees, directors or consultants of HOFREC and its subsidiaries, pursuant to any agreement, plan or arrangement approved by the Board of Directors of HOFREC, or options or warrants to purchase or rights to subscribe for such HOFREC Common Stock, or debt or securities by their terms convertible into or exchangeable for such HOFREC Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities pursuant to such agreement, plan or arrangement; (ii) shares of HOFREC Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of HOFREC Common Stock; or (iii) securities issued pursuant to the acquisition of another corporation or other entity by HOFREC by merger or purchase of stock or purchase of all or substantially all of such other corporation’s or other entity’s assets whereby HOFREC owns not less than a majority of the voting power of such other corporation or other entity following such acquisition or purchase.

19	Midwest Lender Fund Backup Note

(iv) For purposes of this Paragraph 17(h), the term “Excluded Transactions” shall mean sales of shares of Common Stock issued under the Company’s “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act; provided, however, that each financial quarter during which the Company’s sales of such shares reaches a multiple of $5 million aggregate consideration beginning with sales occurring after March 17, 2023 for an average consideration per share for such multiple of $5 million aggregate consideration that is less than the Exercise Price then in effect at the end of such financial quarter, the Exercise Price in effect at the end of such financial quarter shall forthwith be lowered to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the formula set forth in Paragraph 17(h)(i), with the following adjustments: (A) “A” shall mean the difference of (1) the number of shares of Common Stock outstanding immediately following the sale of a share under the Company’s “at the market offering” that reaches a multiple of $5 million (including any shares of Common Stock deemed to have been issued pursuant to Section 15(h)(ii)(D)), minus (2) the number of shares of Common Stock issued under the Company’s “at the market offering” for such multiple of $5 million and (B) “C” shall mean the number of such shares of Common Stock issued under the Company’s “at the market offering” for such multiple of $5 million.

(i) Nasdaq 19.99% Cap. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents (defined below), HOFREC and Lender agree that the total cumulative number of shares of HOFREC Common Stock that may be issued to Lender and its affiliates hereunder and under the other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of HOFREC Common Stock issued to Lender and its affiliates under this Note and the other Transaction Documents reaches the Nasdaq 19.99% Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), HOFREC, at its election, will use reasonable commercial efforts to obtain stockholder approval of this Note and the issuance of additional shares of HOFREC Common Stock upon the conversion of the portion of the Loan under this Note, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”). For purposes hereof, “Transaction Documents” means, collectively (A) this Note, (B) the Other Secured Instruments, and (C) all other securities and warrants issued, effective as of the Effective Date, by HOFREC in connection with the transactions contemplated by this Note and the Other Secured Instruments.

20	Midwest Lender Fund Backup Note

(j) Prepayment Notice. Prior to the prepayment of all or any portion of the loan evidenced by this Note, Borrower shall provide at least ten (10) days’ written notice to Lender. Within twenty (20) Business Days after Lender’s receipt of such notice, Lender shall have the right (but not the obligation) to convert all or any portion of the loan evidenced by this Note, in accordance with this Paragraph 17, at the Conversion Price then in effect.

18. Relationship to HOFV CFP Note. Notwithstanding anything to the contrary contained herein:

(a) All amounts (including, without limitation, principal, interest, fees, and other amounts payable to Lender) that, as of the Effective Date, are outstanding under the HOFV CFP Note shall be deemed to be outstanding, as of the Effective Date, under this Note. The parties acknowledge and agree that no funds shall be disbursed to Borrower under this Note.

(b) All amounts (including, without limitation, principal, interest, fees, other amounts payable to Lender, and net amounts received by Lender upon foreclosure of any collateral securing this Note) that, after the Effective Date, are paid to Lender by HOFV CFP under the HOFV CFP Note shall be credited against the amounts due and payable by Borrower under this Note.

(c) All amounts (including, without limitation, principal, interest, fees, other amounts payable to Lender, and net amounts received by Lender upon foreclosure of any collateral securing this Note) that, after the Effective Date, are paid to Lender by Borrower under this Note shall be credited against the amounts due and payable by HOFV CFP under the HOFV CFP Note.

(d) If all or any portion of the principal amount of this Note is converted into shares of HOFREC Common Stock pursuant to Paragraph 17, then the principal amount so converted shall be credited against the amounts due and payable by HOFV CFP under the HOFV CFP Note.

19. Entire Agreement. This Note and any other documents referred to and/or incorporated by reference herein constitute the sole and entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to the subject matter.

20. Confession of Judgment. To the extent permitted by applicable law, Borrower, and any endorser hereof, authorize any attorney-at-law to appear in any state or federal court of record in the State of Ohio or any other state of the United States at any time after this Note is due, whether by acceleration or otherwise, and to waive the issuing and service of process and confess a judgment in favor of the legal holder hereof against Borrower and any endorsers, or either or any one or more of them, for the amount then due under this Note, together with costs of suit and to release all errors and waive all right of appeal.

[Remainder of page intentionally left blank; signature pages follow]

21	Midwest Lender Fund Backup Note

IN WITNESS WHEREOF, Borrower and Lender have duly executed this Note as of the day and year first above written.

Borrower:

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HALL OF FAME RESORT &
ENTERTAINMENT COMPANY,
a Delaware corporation

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

Borrower, cont.:

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

Borrower, cont.:

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HOF VILLAGE YOUTH FIELDS, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

Lender:

MIDWEST LENDER FUND, LLC,
a Delaware limited liability company

By:	S.L. Properties, Inc., a Delaware corporation, its Manager

By:	/s/ Stuart Lichter
	Name:	Stuart Lichter
	Title:	President

Although CH Capital Lending, LLC, in its capacity as Administrative Agent under the Term Loan Agreement (in such capacity, “Administrative Agent”), is not a party to this Note, Administrative Agent, by its signature below, hereby consents to the provisions of this Note. Without limiting the foregoing, (a) the indebtedness evidenced by this Note shall be considered “Permitted Indebtedness” under the Term Loan Agreement, (b) the shares of HOFREC Common Stock to be issued under this Note, the warrants to purchase shares of HOFREC Common Stock to be executed and delivered pursuant to this Note, and the shares of HOFREC Common Stock to be issued upon conversion of all or any portion of the indebtedness evidenced by this Note shall be considered “Permitted Equity Issuances” under the Term Loan Agreement, and (c) Administrative Agent hereby consents to the Security Interests granted to Lender under this Note.

Administrative Agent:

CH CAPITAL LENDING, LLC,
a Delaware limited liability company,
in its capacity as Agent

By:	Holdings SPE Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ John A. Mase
	Name:	John A. Mase
	Title:	Chief Executive Officer

Exhibit A

FORM OF A&R WARRANT

[See attached]

Exhibit B

FORM OF ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

This Accredited Investor Questionnaire (“Questionnaire”), dated as of ______________________, is being delivered by the undersigned (“Subscriber”) in connection with Subscriber’s receipt of shares (the “Subscribed Shares”) of common stock , par value $0.0001 per share (“Common Stock”), of Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), and warrants (the “Warrants”) as contemplated by that certain Cognovit Promissory Note, dated effective as of November 7, 2022, executed and delivered by the Company and certain other entities (collectively, as co-borrowers) to Midwest Lender Fund, LLC, a Delaware limited liability company (as amended, restated, supplemented, waived, or otherwise modified from time to time, the “Note”). The Subscribed Shares are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in the Securities Act and in reliance on similar exemptions under applicable state laws. The purpose of this Questionnaire is to provide assurance that Subscriber meets the applicable suitability requirements. The information supplied by Subscriber will be used in determining whether Subscriber meets such requirements, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Subscriber’s answers will be kept strictly confidential. However, by signing this Questionnaire, Subscriber authorizes the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the purchase and sale of the Subscribed Shares and Warrants will not result in a violation of the Securities Act or the securities laws of any state. Subscriber must answer all applicable questions and complete and sign this Questionnaire. Please print or type the responses and attach additional sheets of paper if necessary to complete the answers to any item.

PART A. BACKGROUND INFORMATION

Name of Subscriber:	Midwest Lender Fund, LLC

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:	Delaware limited liability company

Business Address:
(Number and Street)

(City, State, and Zip Code)

Telephone Number:

Employer or Taxpayer Identification No.:

Was Subscriber formed for the purpose of investing in the securities being offered?

Yes ☐   No ☒

PART B. ACCREDITED INVESTOR QUESTIONNAIRE

In connection with the purchase and sale of the Subscribed Shares and Warrants pursuant to the Note, the following information must be obtained regarding Subscriber’s investor status. Please initial each category applicable to Subscriber as a purchaser of the Subscribed Shares and Warrants.

_____ (i)	A natural person whose individual net worth, or joint net worth with such person’s spouse, at the time of his or her purchase exceeds $1,000,000.

Note: The term “net worth” means the excess of total assets at fair market value over total liabilities, except that (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

_____ (ii)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with such person’s spouse in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current calendar year.

_____ (iii)	A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Subscribed Shares and Warrants, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment).

____ (iv)	An entity in which all of the equity owners are accredited investors. (If Subscriber has checked this alternative, Subscriber shall provide statements signed by each equity owner demonstrating how each is qualified as an accredited investor.)

_____ (v)	A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____ (vi)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☒____ (vii)	An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, limited liability company, Massachusetts or similar business trust, or a partnership, that was not formed for the specific purpose of acquiring the Subscribed Shares and Warrants, with total assets in excess of $5,000,000.

_____ (viii)	A director or executive officer of the Company.

_____ (ix)	None of the above.

[Signature Page Follows]

IN WITNESS WHEREOF, Subscriber has executed this Questionnaire as of the date set forth above and hereby certifies that the information contained herein is true and correct as of such date.

Subscriber:

MIDWEST LENDER FUND, LLC,
a Delaware limited liability company

By:	S.L. Properties, Inc., a Delaware corporation, its Manager

By:
	Name:	Stuart Lichter
	Title:	President